UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2011

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

655 West Evelyn Avenue, Suite #2
Mountain View, CA 94041
 (Address of Principal Executive Offices)

(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On May 11, 2011, Solar EnerTech Corp. (the “Company”) issued 227,922 shares of common stock as accrued interest to the holder of its Series B-1 Convertible Note. These shares were exempt from any registration requirement under the Securities Act pursuant to Section 3(a)(9) of the Securities Act and Rule 144 promulgated under the Securities Act.

On May 18, 2011, the Company issued 503,864 shares of common stock to the holder of its Series B-1 Convertible Note in connection with a conversion of a portion of the principal and interest on the note. These shares were exempt from any registration requirement under the Securities Act pursuant to Section 3(a)(9) of the Securities Act and Rule 144 promulgated under the Securities Act.

On June 6, 2011, the Company issued 505,425 shares of common stock to the holder of its Series B-1 Convertible Note in connection with a conversion of a portion of the principal and interest on the note. These shares were exempt from any registration requirement under the Securities Act pursuant to Section 3(a)(9) of the Securities Act and Rule 144 promulgated under the Securities Act.

On July 1, 2011, the Company issued 360,574 shares of common stock as accrued interest to the holder of its Series B-1 Convertible Note. These shares were exempt from any registration requirement under the Securities Act pursuant to Section 3(a)(9) of the Securities Act and Rule 144 promulgated under the Securities Act.

On July 2, 2011, the Company issued 8,600,000 shares of restricted common stock to the Company’s employees pursuant to the Company’s 2008 Restricted Stock Plan, with such awards to be evidenced by and subject to the terms and conditions of the form of restricted stock agreement previously adopted by the Company, except that the vesting of such restricted stock awards shall be over three years, with one-third of such shares vested upon the one year anniversary of the date of grant, and the balance to vest in equal monthly installments thereafter.  The issuance of the shares of restricted stock was not registered under the Securities Act in reliance on the exemption from registration provided under Regulation S, as promulgated under the Securities Act. Shares of restricted stock were issued only to non-U.S. persons in offshore transactions who met the conditions under Regulation S.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b)

The Company has engaged Child, Van Wagoner & Bradshaw, PLLC as the principal independent registered public accounting firm of the Company effective July 6, 2011.

The Company did not consult with Child, Van Wagoner & Bradshaw, PLLC, at any time prior to its appointment or during the Company’s two most recent fiscal years or any subsequent interim period, regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and neither written nor verbal advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Out of the 8,600,000 shares issued as described in Item 3.02 above, the Company issued 1,000,000 shares of restricted common stock to Yihong Yao, the Company’s Chief Financial Officer, pursuant to the Company’s 2008 Restricted Stock Plan, with such awards to be evidenced by and subject to the terms and conditions of the form of restricted stock agreement previously adopted by the Company, except that the vesting of such restricted stock awards shall be over three years, with one-third of such shares vested upon the one year anniversary of the date of grant, and the balance to vest in equal monthly installments thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2011	SOLAR ENERTECH CORP.

	By:	/s/ Yihong Yao
Yihong Yao
Chief Financial Officer